EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2005, relating to the consolidated financial statements of Clinical Data, Inc. appearing in the Annual Report on Form 10-KSB of Clinical Data, Inc. for the year ended March 31, 2005.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 9, 2005